UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE BANK OF NEW YORK MELLON CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The Bank of New York Mellon Corporation March 2021 Considerations Regarding the Company’s Written Consent Rights Framework James J. Killerlane III Corporate Secretary, Managing Director and Deputy General Counsel

BNY Mellon has a Robust Framework Reinforcing Stockholder Rights, Including Written Consent Rights One share, one vote; no supermajority voting standard for stockholder actions Annual election of directors; majority voting requirement for uncontested director elections Charter documents provide stockholders with certain special meeting rights, the right to take action by written consent and proxy access; no poison pill Robust Stockholder Rights The 20% threshold is appropriate for balancing (i) an efficient and accessible process for stockholders to act while (ii) reducing the risk that a limited minority could draw resources by using numerous requests for action by written consent to move matters that lack general stockholder support The 20% share ownership threshold to request a record date is the same ownership threshold required for stockholders to call a special meeting Appropriate Safeguards Written Consent Rights Stockholders who own at least 20% of our outstanding common stock and who satisfy other procedural requirements can set a record date for acting by written consent in lieu of a meeting A stockholder action by written consent will be effective if approved by the same number of shares required to approve the item at a meeting of stockholders (i.e., a simple majority)

BNY Mellon’s Written Consent Framework Was Developed Through Extensive Stockholder Engagement and Board Deliberation Our Board has given considerable focus to matters relating to stockholders’ rights, including our written consent framework After extensive engagement with stockholders, the Board approved amendments to the company’s charter documents to permit action by written consent of stockholders representing the minimum number of votes that would be necessary to take the action at a meeting The amendment included standard procedural safeguards for stockholders to follow when exercising written consent rights, including requiring that stockholders holding at least 20% of the outstanding shares of common stock request that the Board set a record date The amendment received approximately 98% stockholder support at the company’s 2019 Annual Meeting of Stockholders and remains in effect today The proposal incorrectly states that “it takes the formal backing of 25% of all shares that normally cast ballots at the annual meeting“ to request a record date for stockholders to move a written consent action This overstates the existing threshold of 20% that has been vetted by the Board and stockholders The proposal asserts that any action taken by written consent would "still need 65% supermajority approval from the shares that normally cast ballots at the annual meeting.“ Our governance framework does not provide for supermajority voting thresholds Our charter documents specify that the written consent takes effect if approved by the same number of shares that would be required to take action at a meeting, which is a simple majority vote under Delaware law and the company’s governing documents Existing Framework Shareholder Proposal Misstatements